CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Coyote Network Systems, Inc., formerly The Diana Corporation, of our report dated September 22, 1997, except as to the last paragraph of Note 8, which is as of November 4, 1998, relating to the financial statements and financial statement schedule of The Diana Corporation, which appears in this Annual Report on Form 10-K/A (Amendment No. 2).


1.       Registration Statement on Form S-3
         (Registration No. 33-88392)

2.       Registration Statement on Form S-8
         (Registration No. 33-67188)

3.       Registration Statement on Form S-3
         (Registration No. 333-1055)

4.       Registration Statement on Form S-8
         (Registration No. 333-63011)

5.       Registration Statement on Form S-8
         (Registration No. 333-63013)

6.       Registration Statement on Form S-8
         (Registration No. 333-63017)

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 17, 1999